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                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):


                               December 27, 1996


                           Gothic Energy Corporation
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            (Exact name of Registrant as specified in its Charter)


         Oklahoma                   0-19753                      22-2663839
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(State or other jurisdiction      (Commission                   (IRS Employer
of incorporation)                 File Number)            Identification Number)


           5727 South Lewis Avenue - Suite 700 - Tulsa, Oklahoma 74105
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                   (Address of principal executive offices)


Registrant's telephone number, including area code:   (918) 749-5666
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         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS:

     On December 27, 1996, the Registrant completed the acquisition, effective as of November 1, 1996, from Athena Energy, Inc., of various working interests in 85 producing oil and gas properties. The Registrant will operate approximately 30 of the wells. The purchase price for the properties acquired was $4,200,000, subject to certain adjustments. Substantially all the properties acquired are located in Western Oklahoma and the Texas panhandle.

     The purchase price was financed through an increase in the amount of borrowings under the Registrant's Loan Agreement dated January 19, 1996 with Bank One, Texas, N.A.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:

     (a) Financial statements of businesses acquired.

         Not applicable

     (b) Pro forma financial information.

         Not applicable


     (c) Exhibits.

         (i) Purchase and Sale Agreement dated as of November 15, 1996 between Gothic Energy of Texas, Inc., a wholly owned subsidiary of the Registrant, and Athena Energy, Inc. (to be filed by amendment).


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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  GOTHIC ENERGY CORPORATION



Dated: January 17, 1997                      By:    /s/ Michael K. Paulk
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                                                  Michael K. Paulk, President

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